August 19, 1997







Mr. Roger L. Pringle
Chairman of the Board
Epitope, Inc.
8505 SW Creekside Place
Beaverton, OR  97008

Dear Roger:

          This will confirm my agreement with Epitope, Inc. (the "Company") made in connection with recent management and strategic changes at the Company:

          1. Effective May 30, 1997, I was removed as President and Chief Executive Officer of the Company by action of the Board of Directors. This action substantially diminished my duties and title and constituted a "termination without cause" by the Company within the meaning of Section 5.2.1 of the Amended and Restated Employment Agreement dated as of January 8, 1991 between the Company and me (the "Employment Agreement").

          2. As a result of such termination, the Company is obligated to pay me 24 months of my regular salary as President and Chief Executive Officer of the Company, as extraordinary compensation under Section 2.3 and Schedule 2.3 of the Employment Agreement. Because I have agreed to serve as President and Chief Executive Officer of the Company's Agritope, Inc. subsidiary ("Agritope"), we have agreed that payment of the extraordinary compensation will commence in the first month following the earlier of (i) termination of my employment with Agritope for any reason, (ii) the closing of a transaction by which the Company no longer controls Agritope (an "Agritope Disposition"), or (iii) the 90th day (the "Cut-Off Date") after the Company's first public announcement of its intent to proceed with a specific Agritope Disposition which is subsequently closed. If payment of extraordinary compensation is to commence under clause (iii), any salary paid me by the Company or any subsidiary for the period between the Cut-Off Date and the closing of the Agritope Disposition shall be credited against the obligation to pay me extraordinary compensation.

Mr. Roger L. Pringle
August 19, 1997
Page 2



          3. My services as President and Chief Executive Officer of Agritope shall include the primary responsibility for arranging a transaction by which Agritope can become a corporation separate from the Company through a sale, spin-off, initial public offering or other corporate transaction.

          4. Section 3.1 of the Employment Agreement shall not apply to Confidential Information (as defined in Section 3.1) of Agritope to which I have had access during my employment with the Company and Agritope.

          5. Section 4.1 of the Employment Agreement shall not apply to services that I perform for or on behalf of Agritope either during the time in which Agritope is owned by the Company or after it is no longer controlled by the Company.

          6. Termination of my employment as President and Chief Executive Officer of the Company shall not constitute a termination of employment for purposes of any of the stock option or stock award plans of the Company or Agritope under which I now hold options. Any stock options held by me under such plans, which by their terms are slated to expire in 1997, shall be extended or exchanged for new stock options with terms consistent with the Company's policies for executive compensation.

          7. The Indemnification Agreement dated June 14, 1989 between the Company and me shall be amended or replaced by a new agreement to provide that it applies to services performed by me as a director, officer and key employee of Agritope through the date of an Agritope Disposition.

          8. The Company will pay my reasonable attorneys' fees related to these changes in my employment arrangements not to exceed $2,500.

          9.  This   Agreement   constitutes  an  amendment  to  the  Employment
Agreement. Except as so amended, the terms of the Employment Agreement remain in full force and effect.

Mr. Roger L. Pringle
August 19, 1997
Page 2


          Please sign below to indicate the agreement of the Company to these terms.

                              Very truly yours,


                              /s/ Adolph J. Ferro
                              Adolph J. Ferro



The above terms are agreed to as of the above date:

EPITOPE, INC.



By: /s/ Roger L. Pringle
     Roger L. Pringle
     Chairman of the Board



By: /s/ W. Charles Armstrong
     W. Charles Armstrong
     President and Chief Executive
     Officer